Exhibit 8.1

NELSON MULLINS RILEY & SCARBOROUGH LLP ATTORNEYS AND COUNSELORS AT LAW

Daniel B. Nunn, Jr. T 904.665.3601 F 904.665.3699 daniel.nunn@nelsonmullins.com	50 N. Laura Street, 41st Floor Jacksonville, FL 32202 T 904.665.3600 F 904.665.3699 nelsonmullins.com

September 24, 2024

Global Star Acquisition Inc.

1641 International Drive, Unit 208

McLean, VA 21202

Attention: Anthony Ang, CEO

Re:	Registration Statement of K Wave Media Ltd.

Ladies and Gentlemen:

We have acted as United States counsel to Global Star Acquisition Inc., a Delaware corporation (“Global Star”), in connection with the proposed Business Combination (as defined below) contemplated by a merger agreement, dated as of June 15, 2023, as modified by the joinder agreement, dated July 13, 2023, the First Amendment dated March 11, 2024, the Second Amendment dated June 28, 2024 and the Third Amendment dated July 24, 2024 (as it may be amended from time to time, the “Merger Agreement”), by and among Global Star, K Wave Media Ltd, a Cayman Islands exempted company and wholly owned subsidiary of Global Star (“PubCo”), GLST Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and wholly owned subsidiary of PubCo, and K Enter Holdings Inc., a Delaware corporation (“K Enter”). Pursuant to the Merger Agreement, the Business Combination will be effected in two steps: (i) subject to the approval and adoption of the Merger Agreement by the stockholders of Global Star, Global Star will reincorporate to Cayman Islands by merging with and into PubCo, with PubCo remaining as the surviving publicly traded entity (the “Reincorporation Merger”); (ii) one (1) business day following the Reincorporation Merger, Merger Sub will be merged with and into K Enter, resulting in K Enter being a wholly owned subsidiary of PubCo (the “Acquisition Merger”). The Reincorporation Merger and the Acquisition Merger are collectively referred to herein as the “Business Combination.”

The Business Combination and certain other related transactions are described in the Registration Statement of K Wave Media Ltd. on Form F-4 under the Securities Act of 1933, as amended (the “Securities Act”), filed on March 25, 2024 (Registration Number 333-278221) as amended through the date hereof (the “Registration Statement”).

California | Colorado | District of Columbia | Florida | Georgia | Illinois | Maryland | Massachusetts | Minnesota

New York | North Carolina | Ohio | Pennsylvania | South Carolina | Tennessee | Texas | Virginia | West Virginia

Global Star Acquisition Inc.
September 24, 2024

In providing this opinion, we have assumed (without any independent investigation or review thereof) that all original documents submitted to us (including signatures thereto) are authentic, all documents submitted to us as copies conform to the original documents, all such documents have been duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof, and all parties to such documents had or will have, as applicable, the requisite corporate powers and authority to enter into such documents and to undertake and consummate the Merger; all factual representations, warranties, and statements made or agreed to by the parties to the Merger Agreement and related agreements (collectively, the “Agreements” and, together with the Registration Statement, the “Documents”), are true, correct, and complete as of the date hereof and will remain true, correct, and complete through the consummation of Transactions (as defined below), in each case without regard to any qualification as to knowledge, belief, materiality, or otherwise; the descriptions of Global Star, PubCo and K Enter in the Registration Statement, and Global Star’s other public filings are true, accurate, and complete; the description of the Merger and other transactions related to the Merger (together, the “Transactions”) in the Registration Statement is and will remain true, accurate, and complete, the Merger will be consummated in accordance with such description and with the Business Combination and the other Agreements, without any waiver or breach of any material provision thereof, and the Merger will be effective under applicable corporate law as described in the Business Combination and the other Agreements; the Documents represent the entire understanding of the parties with respect to the Merger and other Transactions, there are no other written or oral agreements regarding the Transactions other than the Agreements, and none of the material terms and conditions thereof have been or will be waived or modified; Global Star, PubCo and K Enter will treat the Merger for U.S. federal income tax purposes in a manner consistent with the opinion set forth below; and all applicable reporting requirements have been or will be satisfied.

The opinion set forth below is based on the Code, administrative rulings, judicial decisions, Treasury regulations and other applicable authorities, all as in effect on the effective date of the Registration Statement. The statutory provisions, regulations, and interpretations upon which our opinion is based are subject to change, and such changes could apply retroactively. Any change in law or the facts regarding the Merger, or any of the transactions related thereto, or any inaccuracy in the facts or assumptions on which we relied, could affect the continuing validity of the opinion set forth below. We assume no responsibility to inform you of any such changes or inaccuracy that may occur or come to our attention. Moreover, there can be no assurance that our opinion will be accepted by the Internal Revenue Service or, if challenged, by a court.

Based on the foregoing and subject to the assumptions, limitations and qualifications stated in the Registration Statement and herein, we hereby confirm and adopt as our opinion the statements of United States federal income tax law on the date hereof as set forth in the Registration Statement relating to the tax consequences of the Business Combination to holders of Global Star common stock under the caption “Material U.S. Federal Income Tax Considerations of the Business Combination.”

Global Star Acquisition Inc.
September 24, 2024

This opinion is based upon the existing provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, published revenue rulings and procedures from the United States Internal Revenue Service (“IRS”) and judicial decisions, all as in effect on the date hereof. Any such authority is subject to change, and any change may be retroactive in effect and may affect our opinion as set forth herein. Our opinion is based on the facts, assumptions and representations set forth in the Registration Statement and this opinion. If any of the facts, assumptions or representations is not true, correct or complete, our opinion may not be applicable. We undertake no responsibility to update this opinion or to advise you of any developments or changes as a result of a change in legal authority, fact, representation, assumption or document, or any inaccuracy in any fact, representation or assumption, upon which this opinion is based, or otherwise.

Our opinion is not binding on the IRS or a court. The IRS may disagree with one or more of our conclusions, and a court may sustain the IRS’s position.

We hereby consent to be named in the Registration Statement and to the filing of a copy of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder. This opinion speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.

We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Merger under any state, local or foreign law, or with respect to other areas of U.S. federal taxation. We do not express any opinion herein concerning any law other than the federal law of the United States.

Sincerely,

/s/ Nelson Mullins Riley & Scarborough LLP

Nelson Mullins Riley & Scarborough LLP